As filed with the Securities and Exchange Commission on April 23, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	52-1893632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
6801 Rockledge Drive
Bethesda, Maryland 20817
(301) 897-6000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

John E. Stevens
Vice President and Chief Counsel, Transactions & Securities
Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817
(301) 897-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Nick Hoover
Meredith Hines
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, Maryland 21202
(410) 659-2700

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Lockheed Martin Corporation
Debt Securities

We may from time to time offer our Debt Securities for sale on terms and at prices determined at the time the Debt Securities are offered for sale. The terms and prices of these securities will be described in more detail in one or more supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update, or change information contained in this prospectus.

We may offer and sell these securities to or through agents, underwriters, dealers or directly to purchasers. The names of any agents, underwriters, or dealers and the terms of the arrangements with such entities will be stated in the applicable prospectus supplement.

Our principal executive offices are located at 6801 Rockledge Drive, Bethesda, Maryland 20817, and our telephone number at that address is (301) 897-6000.

Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus or in any accompanying prospectus supplement or document incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2026.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Using this process, we may offer and sell Debt Securities in one or more offerings from time to time.
We have not authorized anyone to give any information or to make any representations concerning the Debt Securities we may offer except those that are in this prospectus, any prospectus supplement that is delivered with this prospectus, any related free writing prospectus that we authorize, or any documents incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give or make to you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the Debt Securities that are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy Debt Securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any offer or sale of Debt Securities, as an indication that there has been no change in our affairs since the date of this prospectus.
Neither this prospectus, any accompanying prospectus supplement nor any free writing prospectus that we have authorized contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3 we filed with the SEC on April 23, 2026 to register Debt Securities, which can be found on the SEC’s website at www.sec.gov. See “Where to Find Additional Information” and “Incorporation of Certain Information by Reference” for more information. The registration statement also includes exhibits. Statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.
This prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell Debt Securities, we will provide a prospectus supplement or free writing prospectus that will contain specific information about the terms of that offering and the securities being offered at that time. The prospectus supplement or free writing prospectus also may add, update or change information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement or free writing prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where to Find Additional Information” and “Incorporation of Certain Information by Reference.”
As used in this prospectus, unless otherwise indicated, “Lockheed Martin,” “we,” “our,” and “us” are used interchangeably to refer to Lockheed Martin Corporation or to Lockheed Martin Corporation and its consolidated subsidiaries, as appropriate to the context.
OUR COMPANY
We are a global aerospace and defense technology company that builds and sustains the solutions America and its allies need to deter conflict and advance national security and scientific exploration objectives. Our four business areas - Aeronautics, Missiles and Fire Control, Rotary and Mission Systems, and Space - work as one company offering integrated solutions, at scale, across all warfighting domains. Our defense, space, intelligence, homeland security, information technology and cybersecurity capabilities serve U.S. and international customers in defense, civil and commercial applications. Our principal customers are agencies of the U.S. Government and allies.
We are a Maryland corporation formed in March 1995 by combining the businesses of Lockheed Corporation and Martin Marietta Corporation. Our principal executive offices are located at 6801 Rockledge Drive, Bethesda, Maryland 20817. Our telephone number is (301) 897-6000 and our website is www.lockheedmartin.com. We make our website content available for information purposes only and it is intended to be an inactive textual reference. It should not be relied upon for investment purposes, and the information on or accessible through our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

RISK FACTORS
An investment in our Debt Securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of Debt Securities, before making an investment decision, including those risks identified under “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular Debt Securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.
Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our Debt Securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our Debt Securities to decline.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws and are based on our current expectations and assumptions. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties. Numerous factors could cause our actual results to differ materially from those expressed in our forward-looking statements.
For a discussion identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, see our filings with the SEC, including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended March 29, 2026 and in any subsequently filed documents incorporated into this prospectus by reference.
Except where required by applicable law, we expressly disclaim a duty to provide updates to forward-looking statements after the date of this prospectus to reflect subsequent events, changed circumstances, changes in expectations or the estimates and assumptions associated with them. You should review any additional disclosures we make regarding forward-looking information in our Forms 10-K and 10-Q filed with the SEC and that are incorporated into this prospectus by reference as set forth in the “Incorporation of Certain Information by Reference” section below. The forward-looking statements in this prospectus are intended to be subject to the safe harbor protection provided by the federal securities laws.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we may disclose important information by referring you to another document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and certain information we file later with the SEC automatically will update and, to the extent inconsistent, supersede the information filed earlier. We incorporate by reference into this prospectus the documents listed below (and any amendments to these documents) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of the Debt Securities covered by this prospectus is completed; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file or furnish with or otherwise submit to the SEC, that are deemed to be furnished and not filed in accordance with SEC rules.
The following documents filed with the SEC are incorporated herein by reference:
•our Annual Report on Form 10-K for the year ended December 31, 2025, including the portions of our Proxy Statement for the 2026 annual meeting filed with the SEC on March 26, 2026, and any amendments or supplements thereto, incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025; and

•our Quarterly Report on Form 10-Q for the quarter ended March 29, 2026.
You may obtain copies of the documents we incorporate by reference by contacting us at the address indicated below or through the SEC as described below under “Where to Find Additional Information.” We will provide without charge upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of these documents should be directed to:

Lockheed Martin Corporation
6801 Rockledge Drive
Bethesda, Maryland 20817
Attention: Corporate Secretary
Telephone: (301) 897-6000
WHERE TO FIND ADDITIONAL INFORMATION
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to you on the SEC’s website at www.sec.gov. Our SEC filings also are available free of charge from our website at www.lockheedmartin.com/investor. We make our website content available for information purposes only and it is intended to be an inactive textual reference. It should not be relied upon for investment purposes, and the information on or accessible through our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of the Debt Securities under this prospectus for general corporate purposes. These purposes may include the repayment of indebtedness, future acquisitions, capital expenditures, dividends, working capital, funding our employee benefits, including pension plans, and any other corporate purpose. Until we apply the net proceeds for specific purposes, we may invest the net proceeds in cash equivalents or short-term investments.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the Debt Securities that may be issued from time to time by us under this prospectus. The particular terms relating to each Debt Security will be set forth in a prospectus supplement. In the description of the Debt Securities that follows, “we,” “us,” and “our” refer only to Lockheed Martin Corporation and not to any of its subsidiaries.
General
We may issue from time to time one or more series of Debt Securities under an indenture between us and U.S. Bank Trust Company, National Association, as trustee. The indenture does not limit the amount of Debt Securities that we may issue.
The Debt Securities will be our direct, unsecured and unsubordinated obligations, and may be issued either separately or together with, or upon the conversion of, or in exchange for, other securities.
The following description does not purport to be complete, is only a summary of the material provisions of the indenture for the Debt Securities and is qualified in its entirety by reference to the indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Debt Securities. The summary below of the general terms of the Debt Securities will be supplemented by the more specific terms in the prospectus supplement for a particular series of Debt Securities.
Terms
The indenture provides for the issuance of Debt Securities in one or more series. A prospectus supplement relating to a series of Debt Securities will include specific terms relating to that offering. These terms will include some or all of the following:
•the title of the Debt Securities;
•any limit on the aggregate principal amount of the Debt Securities;
•the price or prices at which we will sell the Debt Securities;
•the maturity date or dates of the Debt Securities;
•the rate or rates, which may be fixed or variable, at which the Debt Securities will bear interest and the date from which such interest will accrue;
•the dates on which interest will be payable and the related record dates;
•the index, if any, used to determine the amount of payments of principal of or interest on the Debt Securities and the manner of determining the amount of such payments;
•the place or places where principal and interest payments on the Debt Securities will be payable;
•whether the Debt Securities are redeemable;
•any redemption dates, prices, obligations and restrictions on the Debt Securities;
•any mandatory or optional sinking fund or analogous provisions;
•the denominations in which the Debt Securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•the currency in which principal and interest will be paid, if other than U.S. dollars;
•any deletions from, changes in or additions to the events of default or the covenants specified in the indenture;

•if other than U.S. Bank Trust Company, National Association, any trustees, authenticating or paying agents, registrars or other agents for the Debt Securities;
•any conversion or exchange features of the Debt Securities;
•whether we will issue the Debt Securities as original issue discount securities for federal income tax purposes and any other special tax implications of the Debt Securities;
•if other than the entire principal amount thereof, the portion of the principal amount of Debt Securities that shall be payable upon a declaration of acceleration; and
•any and all other terms of the Debt Securities, including, but not limited to, any terms which may be required or advisable under U.S. laws or regulations or advisable in connection with the marketing of such Debt Securities.
We may issue Debt Securities that are convertible into or exchangeable for our common stock or other securities of Lockheed Martin or another company. We may also continuously offer Debt Securities in a medium term note program. If we issue these types of Debt Securities, we will provide additional information in the applicable prospectus supplement.
Denomination, Form, Payment and Transfer
We may issue Debt Securities that will be represented by either:
•“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or
•“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.
We will specify in the prospectus supplement applicable to a particular offering whether the Debt Securities offered will be book-entry or certificated securities. As a general rule, however, we will issue Debt Securities in the form of one or more global certificates that will be deposited with The Depository Trust Company, New York, New York (“DTC”) and registered in the name of Cede & Co., as nominee of DTC. DTC will act as depositary for the global certificates.
Beneficial interests in global certificates will be shown on, and transfer of beneficial interests will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own Debt Securities that are represented by one or more global certificates, you can do so only indirectly or “beneficially” through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.
During the period of time the Debt Securities are represented by one or more global certificates:
•you will not be able to have the Debt Securities registered in your name;
•you will not be able to receive a physical certificate for the Debt Securities;
•DTC will credit interest and principal payments from us to the accounts of your broker, bank or other financial institution according to their beneficial ownership as reflected in DTC’s records;
•our obligations, as well as the obligations of the trustee and any of our agents, under the Debt Securities will run only to DTC as the registered owner of the Debt Securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it; and
•your rights under the Debt Securities relating to payments, transfer, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and the contractual arrangements you have or your broker, bank or financial institution has with DTC. Neither we nor the trustee will have any responsibility for the actions of DTC or your broker, bank or financial institution.

We, the trustee, and the paying agent have no responsibility or liability for the records relating to beneficial ownership interests in the global certificates or for the payments of principal and interest for the accounts of beneficial holders of interests in the global certificates. A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of DTC or it is exchanged in whole or in part for Debt Securities in certificated form in accordance with the indenture. A series of Debt Securities represented by global certificates will be exchangeable for certificated securities with the same terms in authorized denominations if:
•DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days;
•there shall have occurred and be continuing an event of default with respect to such Debt Securities and the registrar has received a request from DTC to issue certificated securities in lieu of the global certificates; or
•we determine, in our sole discretion, that Debt Securities of a series issued in global form shall no longer be represented by global certificates.
Events of Default
Unless we indicate otherwise in a prospectus supplement, the following are events of default under the indenture with respect to each series of Debt Securities:
•failure to pay interest on any Debt Security of that series when the same becomes due and payable and the default continues for a period of 30 days;
•failure to pay the principal of any Debt Security of that series when the same becomes due and payable at maturity, upon redemption or otherwise;
•failure to comply with any other agreement relating to the Debt Securities of that series or in the indenture that continues for 90 days after we have received written notice of such failure from the trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of the affected series; and
•certain events of bankruptcy, insolvency or reorganization.
An event of default for one series of Debt Securities does not necessarily constitute an event of default for any other series. If a default occurs with respect to a series of Debt Securities and is continuing and if it is known to the trustee, the trustee shall give notice of the default to each holder of Debt Securities of that series within 90 days after it occurs. Except in the case of a default in payment on any Debt Security, the trustee may withhold the notice if and so long as a responsible officer of the trustee in good faith determines that withholding the notice is in the interests of such holders.
If an event of default occurs and continues, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the Debt Securities of the affected series by notice to us and the trustee, may declare the principal of and accrued interest, if any, on all the Debt Securities of that series to be due and payable immediately. Upon such declaration, subject to certain conditions, the holders of a majority in principal amount of the Debt Securities of that series, by notice to the trustee, may rescind an acceleration with respect to that series and its consequences.
The holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on it with respect to that series. The trustee may refuse to follow any direction that conflicts with law or the indenture, is unduly prejudicial to the rights of other holders of Debt Securities of the same series, or would involve the trustee in personal liability. The trustee also has no obligation to exercise any of its rights at the request or direction of any of the holders, unless the holders have offered the trustee indemnity satisfactory to the trustee against any loss, liability or expense that the trustee may incur in compliance with such request or direction.
Certain Covenants
Under the indenture, among other things, we have agreed to:
•promptly pay the principal of and interest, if any, on the Debt Securities on the dates and in the manner provided in the Debt Securities; and

•deliver to the trustee copies of our SEC reports within 15 days after we file them with the SEC and a compliance certificate within 120 days after the end of each fiscal year that certifies our compliance with all conditions and covenants under the indenture.
We will describe in the applicable prospectus supplement any other material covenants in respect of a series of Debt Securities.
Consolidation, Merger or Sale
The indenture prohibits us from consolidating with or merging into another corporation, or transferring all or substantially all of our assets to another corporation unless:
•the resulting, surviving or transferee corporation assumes by supplemental indenture all of our obligations under the Debt Securities and the indenture;
•immediately after giving effect to the transaction, no event of default and no circumstances which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and
•we have delivered to the trustee an officer’s certificate and a legal opinion confirming that we have complied with the indenture.
If we enter into such a transaction and comply with these provisions, our obligations under the Debt Securities and the indenture will terminate.
Redemption, Sinking Fund, Discharge and Defeasance
If a series of Debt Securities may be redeemed or is subject to a sinking fund, the prospectus supplement will describe those terms.
The indenture permits us to satisfy and discharge our obligations or defease certain of our obligations for any series of Debt Securities at any time. We may discharge our obligations with respect to a series of Debt Securities or defease certain of our obligations with respect to a series of Debt Securities by (i) irrevocably depositing with the trustee cash or government securities sufficient to pay all sums due on that series and (ii) delivering to the trustee (a) a conditions precedent officer’s certificate and opinion of counsel and (b) in the case of defeasance only, an opinion of counsel to the effect that, based on applicable U.S. federal income tax law or a ruling published by the U.S. Internal Revenue Service, the defeasance will not be deemed, or result in, a taxable event with respect to the holders of that series. We can discharge or defease one series of Debt Securities without discharging or defeasing any other series.
Amendments, Supplements and Waivers
Without notice to or consent of any holder of the Debt Securities, we may amend or supplement the indenture to, among other things, cure any ambiguity, omission, defect or inconsistency, to establish the form of any new series of Debt Securities or to clarify or make certain other changes that would not materially adversely affect the rights of any holder.
Without notice to any holder but with the written consent of holders of not less than a majority in principal amount of the Debt Securities of each series affected, we may amend or supplement the indenture or the Debt Securities, or the holders of not less than a majority in principal amount of the Debt Securities of each series affected may waive compliance by us with any provision of the indenture or the Debt Securities of such series. However, without the consent of each holder affected, an amendment, supplement, or waiver may not:
•reduce the amount of Debt Securities of any series whose holders must consent to a particular amendment, supplement, or waiver;
•reduce the rate of or extend the time for payment of interest on any Debt Securities;
•reduce the principal of or extend the fixed maturity date of any Debt Securities;
•reduce the portion of the principal amount of a discounted security payable upon acceleration of its maturity; or

•make any Debt Securities payable in any currency or currency unit other than the one stated in the Debt Security.
Trustee
U.S. Bank Trust Company, National Association serves as the trustee under the indenture. If we use a different trustee for any series of debt securities, the prospectus supplement will identify the trustee. We conduct other banking transactions with U.S. Bank Trust Company, National Association and its affiliates in the ordinary course of their business.
Governing Law
The laws of the state of Maryland govern the indenture and the Debt Securities.
PLAN OF DISTRIBUTION
We may sell Debt Securities to or through underwriters and also directly to other purchasers or through agents.
The distribution of the Debt Securities offered under the prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.
In connection with the sale of Debt Securities, underwriters may receive compensation from us or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions.
Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters, and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities offered under this prospectus may be “underwriters” as defined in the Securities Act of 1933, as amended (the “Securities Act”). Any underwriters or agents will be identified and their compensation (including underwriting discount) will be described in the applicable prospectus supplement. The prospectus supplement will also describe the other terms of the offering, including any discounts or concessions allowed or re- allowed or paid to dealers and any securities exchanges on which the offered securities may be listed.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make as a result of those liabilities.
If the applicable prospectus supplement indicates, we may authorize dealers or agents to solicit offers by certain institutions to purchase Debt Securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:
•commercial and savings banks;
•insurance companies;
•pension funds;
•investment companies; and
•educational and charitable institutions.
An institutional purchaser’s obligation under the contract will be subject to the condition that the purchase of the offered Debt Securities at the time of delivery is allowed by the laws that govern such purchaser. The dealers and the agents will not be responsible for the validity or performance of the contracts.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, legal matters in connection with the Debt Securities will be passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of Lockheed Martin Corporation appearing in Lockheed Martin Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of Lockheed Martin Corporation’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited consolidated interim financial information of Lockheed Martin Corporation for the three-month periods ended March 29, 2026 and March 30, 2025 incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 23, 2026, included in Lockheed Martin Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2026, and incorporated by reference herein, states that they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The following table is a statement of estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the Debt Securities being registered under this registration statement.

SEC Registration Fee	$	(*)
Rating Agency Fees		(**)
Legal Fees and Expenses		(**)
Accounting Fees and Expenses		(**)
Printing and Engraving Expenses		(**)
Trustee’s Fees		(**)
Miscellaneous		(**)
Total	$	(**)
(*) Pursuant to Rule 456(b) and Rule 457(r), the Registrant is deferring payment of all of the SEC Registration Fee.
(**) Because an indeterminate amount of Debt Securities are covered by this registration statement, the expenses in connection with the issuance and distribution of Debt Securities are not currently determinable. A prospectus supplement will set forth the estimated expenses payable in connection with a particular offering of Debt Securities.

Item 15. Indemnification of Directors and Officers.
The Maryland General Corporation Law authorizes Maryland corporations to include a provision in their charters limiting the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Article XI of the Charter of the Registrant, as amended (the “Charter”), provides that to the maximum extent permitted by Maryland law the Registrant’s directors and officers will not be liable to the Registrant or its stockholders for money damages.
The Maryland General Corporation Law permits Maryland corporations to indemnify directors and officers for, among other things, judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with a proceeding to which they are made a party by reason of their service as a director or officer unless it is established that (a) the act or omission of the individual was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the individual actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful. Furthermore, under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful, on the merits or otherwise, in the defense of any proceeding by reason of their service as a director or officer unless such indemnification is not otherwise permitted as described in the preceding sentence. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth above or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.
Article XI of the Charter of the Registrant authorizes the board of directors of the Registrant to adopt bylaws or resolutions to provide for the indemnification of directors and officers, provided that such bylaws or resolutions are consistent with applicable law. Article VI of the Bylaws of the Registrant provides for the indemnification of the Registrant’s directors and officers to the fullest extent permitted by Maryland law. In addition, the Registrant’s directors and officers are covered by certain insurance policies maintained by the Registrant. As permitted under the Maryland General Corporation Law, Article VI of the Bylaws of the Registrant also provides for the payment of expenses incurred by a director or officer in a proceeding in advance of final disposition of the proceeding provided that the director or officer furnishes the Registrant with a written affirmation of their good faith belief that the standard of conduct necessary for indemnification by the Registrant has been met and a written undertaking to reimburse the Registrant if it is ultimately determined by a final, nonappealeble judicial decision that the director or officer did not meet the applicable standard of conduct necessary for indemnification.
The Registrant has entered into indemnification agreements with its directors. The indemnification agreements require the Registrant to indemnify a director to the fullest extent permitted by Maryland law. The indemnification agreements also require the Registrant to advance expenses to a director, subject to the director providing the written affirmation and undertaking that are described in the preceding paragraph. The agreements are in addition to other rights to which a director may be entitled under the Registrant’s Charter, Bylaws and Maryland law.

Item 16. Exhibits.

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement for Debt Securities (1)

4.1
Indenture, dated as of April 18, 2023, between Lockheed Martin Corporation and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Lockheed Martin’s Registration Statement on Form S-3 filed with the SEC on April 18, 2023)

4.2	Form of Debt Securities (1)

5.1	Opinion of Hogan Lovells US LLP regarding the validity of the Debt Securities (2)

15.1	Acknowledgment of Ernst & Young LLP, Independent Registered Public Accounting Firm (2)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (2)

23.2	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1 hereof) (2)

24.1	Powers of Attorney (2)

25.1	Statement of Eligibility of the Trustee on Form T-1 (2)

107	Filing Fee Table (2)

(1)To be filed by amendment or as an exhibit to a report filed by the Registrant under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(2)Filed herewith.

Item 17. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, state of Maryland, on this 23rd day of April 2026.

Lockheed Martin Corporation (Registrant)

By:	/s/ H. Edward Paul III
H. Edward Paul III Vice President and Controller
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chairman, President and Chief Executive Officer	April 23, 2026

James D. Taiclet	(Principal Executive Officer)

*	Chief Financial Officer	April 23, 2026

Evan T. Scott	(Principal Financial Officer)

/s/ H. Edward Paul III	Vice President and Controller	April 23, 2026

H. Edward Paul III	(Principal Accounting Officer)

*	Director	April 23, 2026

John C. Aquilino

*	Director	April 23, 2026

David B. Burritt

*	Director	April 23, 2026

John M. Donovan

*	Director	April 23, 2026

Joseph F. Dunford, Jr.

*	Director	April 23, 2026

Thomas J. Falk

*	Director	April 23, 2026

Vicki A. Hollub

*	Director	April 23, 2026

Debra L. Reed-Klages

*	Director	April 23, 2026

Heather A. Wilson

*	Director	April 23, 2026

Patricia E. Yarrington

*By John E. Stevens pursuant to Powers of Attorney which have been filed with this registration statement on Form S-3.

Date: April 23, 2026	By:	/s/ John E. Stevens
John E. Stevens Attorney-in-fact